FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 14, 2009

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation announced today that the U.S. Coast Guard has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a $12.5 million modification to previously awarded contract HSCG85-05-C-625306 in support of repairs and alterations performed during the triennial Dry-Docking Planned Maintenance Availability ("DPMA") of the icebreaker USCGC Healy (WAGB-20). The contract modification provides for the alteration and repair on the ship's main propulsion system, auxiliary systems and many other structural, mechanical and electrical features aboard the ship, including underwater hull inspection and renewal. The work will be accomplished at Todd Pacific's shipyard in Seattle beginning October 20, 2009 and is expected to be completed in March 2010.

The DPMA of the USCGC Healy is being performed pursuant to the Company's five-year multi-option firm fixed-price supply contract with the Coast Guard for the overhaul and continued maintenance of this vessel stationed at the United States Coast Guard Integrated Support Center in Seattle, Washington. The negotiated best value procurement contract was awarded to Todd Pacific in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2009.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel